UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
(RULE 14a-101)

________________

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RumbleOn, Inc.

(Name of Registrant as Specified in its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

RumbleOn, Inc.
901 W. Walnut Hill Lane
Irving, Texas 75038

October 20, 2021

Dear Fellow RumbleOn Stockholder:

We are pleased to invite you to join us at the 2021 Annual Meeting of Stockholders of RumbleOn, Inc. (“RumbleOn”) to be held on Thursday, November 18, 2021 at 8:00 a.m. Central Time, at our offices in Texas at 901 W. Walnut Hill Lane, Irving, Texas 75038, Conference Room A.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. We also will report on our business and provide an opportunity for you to ask questions of general interest.

Whether you own a few or many shares of RumbleOn stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees and FOR the advisory approval of the Company’s executive compensation (Say on Pay). Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Sincerely,

Marshall Chesrown

Chairman and Chief Executive Officer

RumbleOn, Inc.

RumbleOn, Inc.
901 W. Walnut Hill Lane
Irving, Texas 75038

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of RumbleOn, Inc.:

The 2021 Annual Meeting of Stockholders of RumbleOn, Inc. will be held on Thursday, November 18, 2021 at 8:00 a.m. Central Time, at our offices in Texas at 901 W. Walnut Hill Lane, Irving, Texas 75038, Conference Room A for the following purposes, as more fully described in the accompanying proxy statement:

(1)    To elect nine directors, with the directors elected to Class I serving for a term until the 2022 Annual Meeting of Stockholders, the directors elected to Class II serving for a term until the 2023 Annual Meeting of Stockholders, and the directors elected to Class III serving for a term until the 2024 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, which we refer to as “Director Election Proposal”;

(2)    To obtain advisory approval of the Company’s executive compensation (“Say on Pay”), which we refer to as “Say on Pay Proposal”; and

(3)    To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The close of business on October 8, 2021 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of RumbleOn Class A and Class B common stock on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

Sincerely,

Thomas Aucamp

Chief Administrative Officer

and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 2021

The accompanying proxy statement and the 2020 Annual Report on Form 10-K are available at

http://www.rumbleon.com

PROXY STATEMENT

i

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of RumbleOn, Inc. (“RumbleOn” or the “Company,” or “we,” “us,” and “our”) for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Our Annual Meeting will be held on Thursday, November 18, 2021 at 8:00 a.m. Central Time, at our offices in Texas at 901 W. Walnut Hill Lane, Irving, Texas 75038, Conference Room A. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Thomas Aucamp at (214) 771-9952.

The close of business on October 8, 2021 has been fixed as the record date for the Annual Meeting (the “Record Date”). Only holders of record of RumbleOn Class A and Class B common stock on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 50,000 shares of Class A common stock and 14,882,022 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about October 20, 2021.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our 2021 Annual Meeting?

Our 2021 Annual Meeting will be held for the following purposes:

(1)    To elect nine directors, with the directors elected to Class I serving for a term until the 2022 Annual Meeting of Stockholders, the directors elected to Class II serving for a term until the 2023 Annual Meeting of Stockholders, and the directors elected to Class III serving for a term until the 2024 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, which we refer to as “Director Election Proposal”;

(2)    To obtain advisory approval of the Company’s executive compensation (“Say on Pay”), which we refer to as “Say on Pay Proposal”; and

(3)    To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a RumbleOn stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

What are the voting rights of RumbleOn stockholders?

Each stockholder of Class A common stock is entitled to ten votes per share on each of the nine director nominees and ten votes per share on each other matter properly presented at the Annual Meeting for each share of Class A common stock owned by that stockholder on the Record Date.

Each stockholder of Class B common stock is entitled to one vote per share on each of the nine director nominees and one vote per share on each other matter properly presented at the Annual Meeting for each share of Class B common stock owned by that stockholder on the Record Date.

What constitutes a quorum?

The presence in person or by proxy of the holders of one-third (33%) of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Pursuant to our Amended and Restated Bylaws we will not consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under New York Stock Exchange rules, all proposals to be presented at the Annual Meeting are non-routine and as such a broker does not have the discretion to vote on the Director Election Proposal nor the Say on Pay Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted, and will be considered “broker non-votes,” with respect to all proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

RumbleOn stockholders of record on October 8, 2021 may submit their proxies as follows:

•        Through the Internet, by visiting the website established for that purpose at www.westcoaststocktransfer.com/proxy-rmbl by 11:59 p.m. Eastern Time on November 17, 2021 and following the instructions; or

•        By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.

If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

To vote in person:

•        If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

•        If you hold your shares in “street name,” attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet, by signing and mailing a new proxy card with a later date, or by attending the Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 — Director Election Proposal.

The vote required to elect our nine directors, with the directors elected to Class I serving for a term until the 2022 Annual Meeting of Stockholders, the directors elected to Class II serving for a term until the 2023 Annual Meeting of Stockholders, and the directors elected to Class III serving for a term until the 2024 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Withheld votes will have the same effect as a vote against a director. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 2 — Say on Pay Proposal.

The vote required to approve the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•        FOR Proposal 1: the Director Election Proposal; and

•        FOR Proposal 2: the Say on Pay Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board currently consists of nine members. Except for William Coulter, Mark Tkach, and Sam Dantzler, all of the director nominees listed below were elected by our stockholders at our 2020 annual meeting of stockholders. Messrs. Coulter and Tkach were appointed to our Board on August 31, 2021 in connection with the Company’s business combination with RideNow Powersports (the “RideNow Transaction”). Mr. Coulter, Executive Vice Chairman of the Company, and Mr. Tkach, Chief Operating Officer of the Company, identified Sam Dantzler as a director nominee and presented such nomination to the Nominating and Corporate Governance (the “N&CG”) Committee as a highly qualified candidate who brings relevant experience to our Board. Richard A. Gray, Jr. will retire from the Board at the end of his current term and will not stand for re-election at the Annual Meeting. The Board appreciates Mr. Gray’s four years of service to the Board for the benefit of the Company and its stockholders.

Upon the recommendation of our N&CG Committee, our Board has nominated the nine persons listed below with the directors elected to Class I serving for a term until the 2022 Annual Meeting of Stockholders, the directors elected to Class II serving for a term until the 2023 Annual Meeting of Stockholders, and the directors elected to Class III serving for a term until the 2024 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. Each nominee listed below is willing and able to serve as a director of RumbleOn.

Director Nominees

Below are the names of and certain information regarding our director nominees:

Name	Age	Position
Marshall Chesrown	63	Chief Executive Officer and Chairman
William Coulter	65	Executive Vice Chairman and Director
Mark Tkach	64	Chief Operating Officer and Director
Peter Levy	51	President and Director
Adam Alexander	50	Director
Sam Dantzler	51	Director Nominee
Denmar Dixon	59	Director
Michael Marchlik	48	Director
Kevin Westfall	65	Director

CLASS I — TERM EXPIRING AT 2022 ANNUAL MEETING

Sam Dantzler is the founder of Junior Inc. Consulting, serving as an independent contractor, in-dealership/OEM trainer, moderator, and public speaker for all aspects of the powersports, marine, and bicycle industries, since May 2009. In May 2012, Mr. Dantzler co-founded Wheelhouse College where he currently serves as lead, on-camera presenter for three online training academy channels with over 1000 training videos filmed for the powersports, marine, and bicycle industries, including accountability and testing measures. In May 2015, Mr. Dantzler co-founded and continues to serve as a moderator, speaker, and trainer of Garage Composites, a 20-club peer review company, tracking monthly financials for nearly 400 individual powersport, marine, and bicycle retailers in the U.S. and Canada. Since August 2015, Mr. Dantzler has been a Partner of Powersports Performance Products (P3), a finance and insurance product provider for the powersports and marine industries.

We believe that Mr. Dantzler possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the powersports, marine, and bicycle industry.

Denmar Dixon has served on our Board since January 9, 2017. Mr. Dixon served as a director of Walter Investment from April 2009 (and for its predecessor since December 2008) until June 2016. Effective October 2015, Mr. Dixon was appointed Chief Executive Officer and President of Walter Investment and served until his resignation effective June 2016. In 2008, Mr. Dixon founded Blue Flame Capital, LLC (“Blue Flame”), a consulting, financial advisory and investment firm. Before forming Blue Flame, Mr. Dixon spent 23 years with Banc of America Securities, LLC and its predecessors. At the time of his retirement, Mr. Dixon was a Managing Director in the Corporate and Investment Banking group and held the position of Global Head of the Basic Industries Group of Banc of America Securities.

We believe that Mr. Dixon possesses attributes that qualify him to serve as a member of our Board, including his extensive business development, mergers and acquisitions and capital markets/investment banking experience within the financial services industry. As a director, he provides significant input into, and is actively involved in, leading our business activities and strategic planning efforts. Mr. Dixon has significant experience in the general industrial, consumer, and business services industries.

Peter Levy has served on our Board since June 16, 2021 and as our President since September 23, 2021. From March 20, 2019 to September 23, 2021, Mr. Levy served as our Chief Operating Officer. From November 2017 to March 2019, Mr. Levy served as our Senior Vice President of Operations overseeing the day-to-day inventory logistics, auctions, and dealer networks, and managing the teams responsible for driving sales within the Company. Mr. Levy is a seasoned and highly respected operating executive who has been involved in the automotive industry for over 25 years. Mr. Levy previously served as a Business Development Partner of AWG Remarketing Whann Technology/Integrated Auction Solutions, LLC from January 2011 to November 2017. Also, Mr. Levy’s distinguished career includes multiple executive and management level positions within the industry at companies such as AutoNation and Automotive Remarketing Services, all focusing on business development and creative uses of technology to gain market share. Mr. Levy graduated from Indiana University with a B.S. in Marketing and Finance.

We believe that Mr. Levy possesses attributes that qualify him to serve as a member of our Board, including his extensive experience as an operating executive.

CLASS II — TERM EXPIRING AT 2023 ANNUAL MEETING

Adam Alexander has served on our Board since July 15, 2020. Mr. Alexander co-founded CA Global Partners, a full-service auction and liquidation company in 1997. Since 2010, CA Global Partners has expanded globally managing hundreds of auction and liquidation projects in the UK, Europe, Asia, Australia, Africa as well as all across North America. Mr. Alexander attended Pepperdine University where he received a BS in Business Management, and subsequently received an MBA in Global Business which was jointly conferred by NYU Stern, HEC School of Management in Paris, and the London School of Economics and Political Science.

We believe that Mr. Alexander possesses attributes that qualify him to serve as a member of our Board, including his extensive understanding of auction projects and business operations.

Michael Marchlik has served on our Board since May 6, 2020. Mr. Marchlik has served as the Co-Chief Executive Officer of the Advisory Services division of B. Riley Financial Inc., formally known as Great American Group (“GA”), since April 2017 and is responsible for overseeing the operations and client service efforts for lenders, sponsors, and borrowers. Prior to that, he served as a Partner and National Sales and Marketing Director of GA from January 2010 to April 2017, as Executive Vice President, Western Region of GA from January 2004 to December 2009, as Senior Vice President of Sales, Western Region of GA from June 2001 to December 2003, and as Director of Operations at GA from July 1996 to May 2001. With decades of experience in all segments of the asset disposition and valuation industries, he has extensive understanding of corporate transactional services, credit structure and asset-based valuation, lending solutions and business operations. Mr. Marchlik attended Northeastern University in Boston where he received a Bachelor of Science in Finance.

We believe that Mr. Marchlik possesses attributes that qualify him to serve as a member of our Board, including his extensive understanding of corporate transactional services, credit structure and asset-based valuation, lending solutions and business operations.

Mark Tkach has served on our Board and as an executive officer since August 31, 2021 and as our Chief Operating Officer since September 23, 2021. Mr. Tkach is a co-founder of RideNow. Mr. Tkach’s 40 years of experience in all aspects of powersports operations, includes overseeing RideNow’s strategic growth and financial success since he first partnered with William Coulter in 1989. Under Mr. Tkach’s leadership, RideNow grew from a single dealership into the largest powersports group of companies in the United States. Mr. Tkach has received numerous awards throughout his years in the powersports business, having won numerous national sales contests with all powersports manufacturers. In addition to his professional achievements, Mr. Tkach has led “rides for charities” such as the Muscular Dystrophy Association and has also been recognized as a top fundraiser for the Pediatric Brain Tumor Foundation.

We believe that Mr. Tkach possesses attributes that qualify him to serve as a member of our Board, including his long-term oversight of RideNow’s strategic growth and financial access and his extensive experience in all aspects of powersports operations.

CLASS III — TERM EXPIRING AT 2024 ANNUAL MEETING

Marshall Chesrown has served as our Chief Executive Officer and Chairman since October 24, 2016. Mr. Chesrown has over 35 years of leadership experience in the automotive retail sector. From December 2014 to September 2016, Mr. Chesrown served as Chief Operating Officer and as a director of Vroom.com, an online direct car retailer (“Vroom”). Mr. Chesrown served as Chief Operating Officer of AutoAmerica, an automotive retail company, from May 2013 to November 2014. Previously, Mr. Chesrown served as the President of Chesrown Automotive Group from January 1985 to May 2013, which was acquired by AutoNation, Inc., a leading automotive retail company, in 1997. Mr. Chesrown served as Senior Vice President of Retail Operations for AutoNation from 1997 to 1999. From 1999 to 2013, Mr. Chesrown served as the Chairman and Chief Executive Officer of Blackrock Development, a real estate development company widely known for development of the nationally recognized Golf Club at Black Rock. Mr. Chesrown filed for personal bankruptcy in May 2013, which petition was discharged in January 2017.

We believe that Mr. Chesrown possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the automotive retail sector.

William Coulter has served on our Board and as an executive officer since August 31, 2021 and as our Executive Vice Chairman since September 23, 2021. Mr. Coulter is a co-founder of RideNow. Mr. Coulter’s 40 years of experience in all aspects of powersports operations includes overseeing RideNow’s financial and growth strategies. Mr. Coulter’s family has been in the automobile business in Phoenix since 1923, and Mr. Coulter has worked for auto dealerships for over 50 years and is an owner of several award-winning, Arizona-based auto dealerships in addition to RideNow. Mr. Coulter has partnered with Mark Tkach since 1989 and has subsequently grown the RideNow group to more than 40 stores in eight states to be recognized as the largest powersports dealer group in the United States. In addition to his professional achievements, Mr. Coulter is an active supporter of the Phoenix Children’s Hospital, the Leukemia Foundation, the American Heart Association, and the Phoenix Catholic Diocese.

We believe that Mr. Coulter possesses attributes that qualify him to serve as a member of our Board, including his long-term oversight of RideNow’s financial and growth strategies and his extensive experience in all aspects of powersports operations.

Kevin Westfall has served on our Board since January 9, 2017. Mr. Westfall has served as Chairman of Prime Automotive Group since January 2020. Mr. Westfall was a co-founder and served as Chief Executive Officer of Vroom from January 2012 through November 2015. Previously, from March 1997 through November 2011, Mr. Westfall served as Senior Vice President of Sales and Senior Vice President of Automotive Finance at AutoNation. Mr. Westfall was a founder of BMW Financial Services in 1990 and served as its President until March 1997. Mr. Westfall also served as Retail Lease Manager of Chrysler Credit Corporation from 1987 until 1990 and as President of World Automotive Imports and Leasing from 1980 until 1987.

We believe that Mr. Westfall possesses attributes that qualify him to serve as a member of our Board, including his more than 30 years of executive experience in automotive retail and finance operations.

Vote Required and Board Recommendation

The vote required to elect our nine directors, with the directors elected to Class I serving for a term until the 2022 Annual Meeting of Stockholders, the directors elected to Class II serving for a term until the 2023 Annual Meeting of Stockholders, and the directors elected to Class III serving for a term until the 2024 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends that you vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Ethics

Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in our Corporate Governance Principles. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, our Board also adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees. You also may obtain without charge a printed copy of the Code of Business Conduct and Ethics and Corporate Governance Principles by sending a written request to: Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038. A copy of the Code of Business Conduct and Ethics and the Corporate Governance Principles are available under the Investors tab of our website at www.rumbleon.com. Amendments or waivers of the Code of Business Conduct and Ethics and Corporate Governance Principles will be provided on our website within four business days following the date of the amendment or waiver.

Board of Directors

The business and affairs of our company are managed by or under the direction of the Board. The Board is currently composed of nine members. The Board has not appointed a lead independent director; instead the presiding director for each executive session is rotated among the Chairs of the committees of our Board.

The Board held five meetings and took four actions by unanimous written consent during the year ended December 31, 2020. In 2020, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he served.

Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. All of our directors serving at the time of the 2020 Annual Meeting of Stockholders were in attendance.

Board Committees

Pursuant to our Amended and Restated Bylaws, our Board may designate one or more committees, each consisting of one or more directors, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the N&CG Committee. The charters for our Board committees set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. These charters are available at www.rumbleon.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038.

Audit Committee.    We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The current members of the Audit Committee are Messrs. Michael Marchlik (chair), Denmar Dixon, and Kevin Westfall. The Board has determined that Mr. Dixon is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K.

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The independent auditor is ultimately accountable to the Audit Committee, as representatives of the stockholders. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention and oversight of the work of our independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between us and related parties. For a complete description of the Audit Committee’s responsibilities, you should refer to the Audit Committee Charter. The Audit Committees held four meetings and took one action by unanimous written consent during the year ended December 31, 2020.

Compensation Committee.    The current members of the Compensation Committee are Messrs. Adam Alexander (chair), Richard A. Gray, Jr., and Michael Marchlik. Also, Messrs. Westfall (chair) and Dixon served on the Compensation Committee through January 5, 2021. Upon the election of Mr. Dantzler as a director of the Company, Mr. Dantzler will be appointed a member of the Compensation Committee. The Compensation Committee was established to, among other things, administer and approve all elements of compensation and awards for our executive officers. The Compensation Committee has the responsibility to review and approve the business goals and objectives relevant to each executive officer’s compensation, evaluate individual performance of each executive in light of those goals and objectives, and determine and approve each executive’s compensation based on this evaluation. For a complete description of the Compensation Committee’s responsibilities, you should refer to the Compensation Committee Charter. The Compensation Committee held two meetings and took one actions by unanimous written consent during the year ended December 31, 2020.

Nominating and Corporate Governance Committee.    The current members of the N&CG Committee are Messrs. Denmar Dixon (chair), Adam Alexander, and Michael Marchlik. Also, Mr. Gray served on the N&CG Committee through January 5, 2021. Upon the election of Mr. Dantzler as a director of the Company, Mr. Dantzler will be appointed a member of the N&CG Committee. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. For a complete description of the N&CG Committee’s responsibilities, you should refer to the N&CG Committee Charter. The N&CG Committee held two meetings and took one action by unanimous written consent during the year ended December 31, 2020.

The N&CG Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The N&CG Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the N&CG Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors.

Additionally, during 2020, the Board established a Special Committee of independent directors to review strategic alternatives. The members of the Special Committee were Denmar Dixon (chair), Adam Alexander, Richard Gray, Jr., and Kevin Westfall. The Special Committee held five meetings and took one action by unanimous written consent during the year ended December 31, 2020.

Board Leadership

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman and Chief Executive Officer are currently held by Marshall Chesrown. The Board believes the Chief Executive Officer is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. As a result, the Company does not have a lead independent director. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our Board has determined that Messrs. Alexander, Dantzler, Dixon, Gray, Marchlik, and Westfall qualify as “independent” directors in accordance with the listing requirements of The NASDAQ Stock Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with us that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. There are no family relationships among any of our directors or executive officers.

Communications with the Company and the Board

Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038.

Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to RumbleOn, Inc. Board of Directors, Attn: Secretary, 901 W. Walnut Hill Lane, Irving, Texas 75038.

Stockholder Proposals for Next Year’s Annual Meeting

Any stockholder who wishes to present a proposal for action at our next Annual Meeting of Stockholders, or to nominate a director candidate for our Board, must submit such proposal or nomination in writing to our Corporate Secretary at RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038. The proposal or nomination should comply with the time period and information requirements as set forth in our Amended and Restated Bylaws relating to stockholder business or stockholder nominations, respectively. To be eligible to present a proposal or nomination at the 2022 Annual Meeting, such proposal or nomination must be properly submitted to us as set forth in our Amended and Restated Bylaws and not earlier than July 21, 2022 nor later than August 20, 2022. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2022 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals pursuant to SEC Rule 14a-8 must be received by our Corporate Secretary at the herein above address no later than June 22, 2022.

EXECUTIVE COMPENSATION

Executive and Director Compensation

Summary Compensation Table

The following table provides the compensation paid to our principal executive officer and other executive officers whose total compensation exceeded $100,000 for the years ended December 31, 2020 and December 31, 2019 (“named executive officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Total
Marshall Chesrown	2020	$366,923	$90,000	394,027	$850,950
Chief Executive Officer	2019	$360,000	$200,000	—	$560,000

Steven R. Berrard*	2020	$366,923	$90,000	394,024	$850,947
Chief Financial Officer	2019	$360,000	$200,000	—	$560,000

Peter Levy	2020	$305,769	$162,500	364,060	$832,329
Chief Operating Officer	2019	$280,273	$50,500	204,000	$534,773

____________

*        Mr. Berrard served as our Chief Financial Officer and a Director through the date of his passing on June 7, 2021. The disclosure in this section presents historical executive compensation and related information you may find important.

(1)      Stock awards reflect the grant date fair value of restricted stock units determined pursuant to FASB ASC Topic 718 awarded during the calendar year, except that 2019 does not include the grant date fair value of performance and market based restricted stock units granted to each of Mr. Chesrown and Mr. Berrard in the amount of $838,000 and to Mr. Levy in the amount of $204,250, each as determined pursuant to FASB ASC Topic 718, which restricted stock units were terminated as described below under the section titled Executive Employment Arrangements.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2020.

Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)(1)
Marshall Chesrown	19,544	(2)	$590,229	$66,668	(3)	$2,013,374

Steven R. Berrard*	19,544	(2)	$590,229	$66,666	(3)	$2,013,313

Peter Levy	2,250	(4)	$67,950	$66,666	(3)	$2,013,313
	1,250	(5)	$37,750
	1,813	(6)	$54,753
	16,287	(2)	$491,868

____________

*        Mr. Berrard served as our Chief Financial Officer and a Director through the date of his passing on June 7, 2021.

(1)      The values reflected in this column were calculated using $30.20, the closing price of a company share on Nasdaq on December 31, 2020. All RSUs outstanding under the RumbleOn, Inc. 2017 Stock Incentive Plan, as amended (“Incentive Plan”), vested at closing of the RideNow Transaction, in accordance with the terms of the RSU Award Agreements governing the awards.

(2)      On July 15, 2020, the Compensation Committee approved grants of RSUs pursuant to the Incentive Plan for Messrs. Chesrown, Berrard and Levy as follows: Mr. Chesrown — 19,544 RSUs, Mr. Berrard — 19,544 RSUs and Mr. Levy — 16,287. These RSUs vest (i) 20.0% on the thirteenth month after the grant date, (ii) an additional 30.0% during the subsequent twelve months, and (iii) the final 50.0% during the following twelve months.

(3)      On July 15, 2020, the Compensation Committee approved grants of RSUs pursuant to the Incentive Plan, subject to stockholder approval of an amendment to the Plan, which approval was obtained on August 25, 2020, for Messrs. Chesrown, Berrard and Levy as follows: Mr. Chesrown — 66,668 RSUs, Mr. Berrard — 66,666 RSUs, and Mr. Levy — 66,666. In accordance with the terms of the Current Executive Agreements, these RSUs vested at closing of the RideNow Transaction.

(4)      On November 20, 2017, the Compensation Committee approved a grant of 2,250 RSUs to Mr. Levy pursuant to the Incentive Plan, which vest (1) 20% on the last day of the thirteenth month following the grant date, (2) 2.5% monthly on the last day of each month beginning on the last day of the fourteenth month following the grant date through the last of the twenty-fifth month following the grant date and (3) 4.17% monthly on the last day of each month beginning on the last day of the twenty-sixth month following the grant date through the last day of the thirty-seventh month following the grant date.

(5)      On June 25, 2018, the Compensation Committee approved a grant of 1,250 RSUs to Mr. Levy pursuant to the Incentive Plan, which vest (1) 20% on the last day of the thirteenth month following the grant date, (2) 2.5% monthly on the last day of each month beginning on the last day of the fourteenth month following the grant date through the last of the twenty-fifth month following the grant date and (3) 4.17% monthly on the last day of each month beginning on the last day of the twenty-sixth month following the grant date through the last day of the thirty-seventh month following the grant date.

(6)      On August 22, 2019, the Compensation Committee approved a grant of 2,500 RSUs to Mr. Levy pursuant to the Incentive Plan, which vest (1) 20% on the last day of the ninth month following the grant date, (2) 7.5% every three months on the last day of each three month period beginning on the last day of the twelfth month following the grant date through the last of the twenty-first month following the grant date and (3) 12.5% every three months on the last day of each three month period beginning on the last day of the twenty-fourth month following the grant date through the last day of the thirty-first month following the grant date.

Executive Employment Agreements and Other Arrangements

Prior to August 31, 2021, the Company had not entered into employment agreements or arrangements with its executive officers. Accordingly, the Company’s executive officers were employees on an at-will basis.

On May 25, 2019, the Compensation Committee approved an increase in the annual base salary for Messrs. Chesrown and Berrard from $240,000 to $360,000, retroactive to January 1, 2019. The Compensation Committee also approved a discretionary bonus of up to $500,000 for each of Messrs. Chesrown and Berrard payable as follows: (i) $100,000 payable immediately in connection with the Company’s performance for the quarter ended March 31, 2019 and the launch of the Company’s finance business, (ii) $100,000 upon reaching the revenue target approved by the Committee for the year ending December 31, 2019 and payable upon completion of the Company’s audited financial statements for the year ending December 31, 2019, (iii) $100,000 payable upon achieving powersports and automotive unit sales with a target average gross margin per unit approved by the Committee at any time through December 31, 2019, and (iv) $100,000 payable in two equal installments upon achieving a certain percentage of revenue and gross margin targets approved by the Committee for the quarters ended June 30, 2019 and September 30, 2019. Messrs. Chesrown and Berrard each achieved and were paid $200,000 under the bonus plan.

The Committee also approved grants of up to 20,000 restricted stock units (“RSUs”) for each of Messrs. Chesrown and Berrard, which vest as follows: (i) 5,000 RSUs vest after two consecutive quarters of $1.00 or greater operating income and trailing four quarter revenue targets approved by the Committee at any time through September 30, 2020, (ii) 5,000 RSUs vest at such time as the shares of Class B common stock trade at a minimum closing price of $200.00 per share for 30 consecutive trading days at any time through September 30, 2020, and (iii) 10,000 RSUs vest at such time as the shares of Class B common stock trade at a minimum closing price of $300.00 per share for thirty consecutive trading days at any time through September 30, 2020. Messrs. Chesrown and Berrard received these RSUs on June 3, 2019 (the “CEO and CFO RSUs”).

On August 22, 2019, the Compensation Committee approved two separate RSU grants to Mr. Levy.

•        First, a grant of 2,500 RSUs to Mr. Levy, which vest (1) 20% on the last day of the ninth month following the grant date, (2) 7.5% every three months on the last day of each three month period beginning on the last day of the twelfth month following the grant date through the last of the twenty-first month following the grant date and (3) 12.5% every three months on the last day of each three month period beginning on the last day of the twenty-fourth month following the grant date through the last day of the thirty-first month following the grant date.

•        Second, grant of up to 5,000 RSUs to Mr. Levy, which vest as follows: (i) 1,250 RSUs vest after two consecutive quarters of $1.00 or greater operating income and trailing four quarter revenue of $900,000,000 at any time through September 30, 2020, (ii) 1,250 RSUs vest at such time as the shares of Class B common stock trade at a minimum closing price of $200.00 per share for 30 consecutive trading days at any time through September 30, 2020, and (iii) 2,500 RSUs vest at such time as the shares of Class B common stock trade at a minimum closing price of $300.00 per share for 30 consecutive trading days at any time through September 30, 2020 (the “COO RSUs”, collectively with the CEO and CFO RSUs, the “Executive RSUs”).

On May 27, 2020, the Compensation Committee terminated the Executive RSUs.

On July 15, 2020, the Compensation Committee approved the 2020 cash bonus incentive plan. The Committee established a target bonus ranging from approximately 70% to 115% of base salary for each executive officer, including Messrs. Chesrown, Berrard and Levy, with a payout based on achievement of specific financial and operational performance objectives. The current salaries for the executive officers during 2020 were as follows: Marshall Chesrown — $360,000; Steven Berrard — $360,000; and Peter Levy — $300,000.

Also, on July 15, 2020, the Compensation Committee approved grants of RSUs pursuant to the Incentive Plan for Messrs. Chesrown, Berrard and Levy as follows: Mr. Chesrown — 19,544 RSUs, Mr. Berrard — 19,544 RSUs and Mr. Levy — 16,287. These RSUs vest (i) 20.0% on the thirteenth month after the grant date, (ii) an additional 30.0% during the subsequent twelve months, and (iii) the final 50.0% during the following twelve months.

Also, on July 15, 2020, the Compensation Committee approved grants of RSUs pursuant to the Incentive Plan for Messrs. Chesrown, Berrard and Levy as follows: Mr. Chesrown — 66,668 RSUs, Mr. Berrard — 66, 666 RSUs, and Mr. Levy — 66,666. These RSUs vest as follows: (i) one third shall vest on the first trading day after the Company’s Class B common stock closes at a stock price of $50 per share or greater for 30 consecutive trading days; (ii) one third shall vest on the first trading day after the Company’s Class B common stock closes at a stock price of $100 per share or greater for 30 consecutive trading days; and (iii) one third shall vest on the first trading day after the Company’s Class B common stock closes at a stock price of $200 per share or greater for 30 consecutive trading days. These RSUs have a term of 30 months.

On March 12, 2021, the Compensation Committee completed its annual grant of RSUs to company employees, including grants to Messrs. Chesrown, Berrard and Levy and Ms. Rath as follows: Mr. Chesrown — 38,521 RSUs, Mr. Berrard — 38,521 RSUs, Mr. Levy — 38,521 RSUs and Ms. Rath — 6,934 RSUs, subject to shareholder approval of the amendment to the Company’s 2017 Stock Incentive Plan. These RSUs vest in equal quarterly installments during the thirty-six month period following the grant date.

On April 12, 2021, the Compensation Committee approved discretionary bonuses to certain company employees, including to the executive officers as follows: Mr. Chesrown — $275,000; Mr. Berrard — $275,000; Mr. Levy — $175,000.

Also, on April 12, 2021, the Compensation Committee approved increases in annual salaries for each of the executive officers to $500,000, effective March 1, 2021.

On August 31, 2021, RSUs were granted to Messrs. Chesrown and Levy as follows: Mr. Chesrown — 30,000 RSUs and Mr. Levy — 30,000 RSUs. Also, on August 31, 2021, all RSUs outstanding under the Incentive Plan vested at closing of the RideNow Transaction, in accordance with the terms of the RSU Award Agreements governing the award, and the share of Class B Common Stock were issued on September 3, 2021.

Also, on August 31, 2021, the Company entered into employment agreements with each of Marshall Chesrown, William Coulter, Mark Tkach, Peter Levy, and Beverley Rath (each an “Executive,” and collectively, the “Executives”) in connection with their service as executive officers of the Company (the “Employment Agreements” and each an “Employment Agreement”). The Employment Agreements for each Executive have a three year term and automatically renew each month unless the Company or Messrs. Chesrown, Coulter, Tkach, or Levy provides the other party written notice at least fifteen days prior to the applicable date of renewal or unless terminated earlier pursuant to the terms of the Employment Agreements. Ms. Rath’s employment agreement does not renew automatically. In connection with their respective Employment Agreements, Messrs. Chesrown, Coulter, Tkach and Levy each receive an annual salary of $500,000; and Ms. Rath receives an annual salary of $220,000. Messrs. Chesrown, Coulter, Tkach and Levy are eligible for annual cash bonuses of up to 125% of their base salary, upon achievement of the performance metrics adopted by the Board or the Compensation Committee. Ms. Rath is eligible for annual cash bonuses of up to 100% of her base salary, upon achievement of the performance metrics adopted by the Board or the Compensation Committee. Additionally, the Executives are eligible to participate in the Company’s existing and future equity plans, benefits plan, policies, or arrangements maintained by the Company and made available to employees generally and for the benefits of executives, including the Company’s Executive Incentive Program, filed as Annex D to the Company’s definitive merger proxy statement filed with the SEC on July 1, 2021.

The Company may terminate the Employment Agreements and each Executive’s employment at any time during the term for “Cause,” as such term is defined in each employment agreement. Also, the Company may terminate the Employment Agreements and each Executive’s employment without cause. Each Executive may terminate his or her employment and the respective employment agreement for “Good Reason,” as such term is defined in each employment agreement. Also, each Executive may terminate his or her employment and the respective employment agreement for any reason or without reason; provided such employee provides the Company with at least thirty (30) days’ prior written notice. Each Executive’s employment and the respective employment agreement will automatically terminate upon their death, as applicable. The Company may terminate the Employment Agreements and each Executive’s employment with the Company immediately upon a determination of “Disability,” as such term is defined in each employment agreement. Upon termination of the applicable Employment Agreement due to the Executive’s death or disability, the Company shall pay, in the case of death, to the applicable employee’s estate, all “Accrued Obligations” and “Termination Compensation,” as such terms are defined in each employment agreement, as if the employee had been terminated by the Company without Cause, and in the case of disability, to the applicable employee, all Accrued Obligations and Termination Compensation as if the executive had been terminated by the Company without Cause, subject to reduction by the amount of any disability insurance proceeds paid to or on behalf of employee. In the event the Executive’s employment is terminated by the Company for cause, the Company shall pay to the applicable employee Accrued Obligations.

In the event the Company terminates the Employment Agreements of the Executive without cause or if the Executive terminates his or her respective employment agreement and employment with the Company for Good Reason, the Company shall pay to such employee the Termination Compensation, as such term is defined in each employment agreement, as applicable. In the event the Executive terminates his or her respective employment agreement and employment with the Company for any reason (other than Good Reason) during the term of his or her applicable employment agreement, the Company shall pay to such Executive Accrued Obligations, as applicable.

Pursuant to the individual Employment Agreements or individual equity award agreements, all equity benefits granted to the Executive shall vest immediately upon: (i) a “Change of Control,” as such term is defined in the applicable employment agreement, (ii) a termination of such employee’s employment by the Company without cause, (iii) a termination of employment by such employee for Good Reason or (iv) such employee’s death or disability.

Also, on August 31, 2021, RSUs were granted to Messrs. Coulter and Tkach as follows: Mr. Coulter — 42,289 RSUs and Mr. Tkach — 42,289 RSUs. These RSUs vest (i) one-third twelve months after August 31, 2021 and (ii) the balance of the RSUs in a series of eight equal quarterly installments upon the completion of each successive calendar quarter of active service over the following two years.

Also, on September 30, 2021, the Audit Committee approved the issuance of 154,731 shares of the Company’s Class B common stock as a gift of a death benefit to the estate of Mr. Berrard, or as instructed by the estate of Mr. Berrard. Also, on August 30, 2021, the Audit Committee approved a gift of a death benefit to the estate of Mr. Berrard, or as instructed by the estate of Mr. Berrard, in an amount equal to (1) $1.5 million, which shall be paid in equal weekly installments beginning October 1, 2021 and ending June 30, 2024 and (2) the cash bonus paid to the Company’s Chief Executive Officer each quarter over the same period ending June 30, 2024, if and when paid to the Chief Executive Officer in accordance with the Company’s Executive Incentive Program.

Non-Employee Director Compensation

The only method of non-employee director compensation is the grant of RSUs. The Company does not pay a cash retainer, meeting fee, committee membership fee, or other such stipend, however the Company does reimburse each non-employee director for fees, travel, and expenses related to their attendance, if and when incurred.

On July 15, 2020, the Committee approved the annual compensation for the Company’s non-employee directors of $150,000 of RSUs to be granted upon a director’s initial appointment or election to the Board of Directors and thereafter at the beginning of each calendar year. These RSUs vest quarterly, and are subject to pro rata vesting if a director leaves the Board of Directors before the end of each quarterly vesting period. On July 15, 2020, the Committee approved the 2020 calendar year grants of RSUs for each non-employee directors in the amount of $150,000, except Messrs. Alexander and Marchlik received grants of RSUs in the amount of $62,500 and $100,000, respectively.

The following table summarizes the compensation paid to our non-employee directors for the year ended December 31, 2020.

Name	Stock Awards(1)	Total
Adam Alexander(2)	$69,451	$69,451
Denmar Dixon	$150,000	$150,000
Richard A. Gray, Jr.	$150,000	$150,000
Kartik Kakarala(3)	$—	$—
Michael Marchlik(4)	$117,436	$117,436
Kevin Westfall	$150,000	$150,000

____________

(1)      Stock awards reflect the grant date fair value of restricted stock units determined pursuant to FASB ASC Topic 718 awarded during the calendar year. All RSUs outstanding under the Incentive Plan, vested at closing of the RideNow Transaction, in accordance with the terms of the RSU Award Agreements governing the awards.

(2)      Mr. Alexander joined the Board on July 15, 2020.

(3)      Mr. Kakarala resigned effective July 15, 2020.

(4)      Mr. Marchlik joined the Board on May 6, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock that may be acquired upon exercise or vesting of equity awards within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

As of October 8, 2021, 50,000 shares of Class A common stock and 14,882,022 shares of Class B common stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock as of October 8, 2021, by (i) each of our directors, director nominees, and executive officers, (ii) all of our directors and executive officers as a group, and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our common stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

Unless otherwise noted below, the address of each person listed on the table is c/o RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038.

Beneficial Owner Executive Officers and Directors	Class A Common Stock Beneficially Owned	Percentage of Class A Common Stock Beneficially Owned (%)(1)	Class B Common Stock Beneficially Owned		Percentage of Class B Common Stock Beneficially Owned (%)(2)
William Coulter	—	—%	2,701,813		18.15%
Mark Tkach	—	—%	2,480,243		16.67%
Marshall Chesrown(3)	43,750	87.5%	191,525		1.29%
Berrard Holdings LP(4)	6,250	12.5%	84,501		*	%
Denmar Dixon	—	—%	122,224	(5)	*	%
Kevin Westfall	—	—%	27,003		*	%
Adam Alexander	—	—%	15,977		*	%
Peter Levy	—	—%	104,050		*	%
Richard Gray	—	—%	27,733		*	%
Michael Marchlik	—	—%	18,104		*	%
Beverley Rath	—	—%	11,750		*	%
Sam Dantzler	—	—%	2,204		*	%
All executive officers and directors as a group (10 persons)(6)	43,750	87.5%	5,700,422		38.30%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Based on 50,000 shares of Class A common stock issued and outstanding as of October 8, 2021. The Class A common stock has ten votes for each share.

(2)      Based on 14,882,022 shares of Class B common stock issued and outstanding as of October 8, 2021. The Class B common stock has one vote for each share.

(3)      As of October 8, 2021, Mr. Chesrown has voting power representing approximately 4.09% of our outstanding common stock.

(4)      Shares are owned directly through BHLP. Subsequent to Mr. Berrard’s death on June 7, 2021, Thomas Hawkins serves as trustee of Mr. Berrard’s estate, and in such capacity has the sole power to vote and the sole power to dispose of the shares of Class A and Class B common stock which may be deemed to beneficially owned by BHLP. As of October 8, 2021, BHLP has voting power representing approximately less than 1% of our outstanding common stock.

(5)      62,642 shares are owned directly through Blue Flame Capital, LLC, an entity controlled by Mr. Dixon, 638 shares are held by Mr. Dixon’s spouse, 75 shares are held by Mr. Dixon’s son and 58,869 shares are directly held by Mr. Dixon (including 2,641 shares held in a joint account with Mr. Dixon’s spouse). Mr. Dixon has the sole voting and investment power to dispose of each of the shares of common stock which he may be deemed to beneficially own.

(6)      As of October 8, 2021, all directors and executive officers as a group have voting power representing approximately 39.9% of our outstanding common stock.

PROPOSAL 2: SAY ON PAY PROPOSAL

Background of the Proposal

The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory shareholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Resolution

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of RumbleOn, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the RumbleOn, Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of RumbleOn, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The vote required for the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” the Say on Pay Proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. The Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2020 with management.

2.      The Audit Committee has discussed with Grant Thornton LLP (“Grant Thornton”) the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”).

3.      The Audit Committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed Grant Thornton’s independence with representatives of Grant Thornton.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.

The foregoing has been furnished by the Audit Committee:

Michael Marchlik, Chairman

Denmar Dixon

Kevin Westfall

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDITORS FEES AND SERVICES

On June 29, 2021, the Audit Committee of the Board of Company engaged Dixon Hughes Goodman LLP (“Dixon Hughes”), as the Company’s independent registered public accounting firm, effective June 29, 2021. Also, effective June 29, 2021, the Audit Committee of the Board of Directors of the Company approved the dismissal of Grant Thornton as the Company’s independent registered public accounting firm.

Grant Thornton audited the Company’s financial statements as of and for the years ended December 31, 2019 and December 31, 2020. Grant Thornton’s reports on the Company’s financial statements as of and for the years ended December 31, 2019 and December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report for the year ended December 31, 2019 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

In connection with Grant Thornton’s audits of the Company’s financial statements as of and for the years ended December 31, 2019 and December 31, 2020 and the subsequent interim period through June 29, 2021, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make a reference to the subject matter thereof in connection with its reports on the Company’s financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

During the years ended December 31, 2019 and December 31, 2020, and through the subsequent interim period as of June 29, 2021, neither the Company, nor any party on its behalf, consulted with Dixon Hughes regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written reports or oral advice was provided to the Company by Dixon Hughes that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The following table sets forth Grant Thornton’s fees for the years ended December 31, 2020 and December 31, 2019.

	2020	2019
Audit Fees(1)	$475,200	$340,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$475,200	$340,000

____________

(1)      Includes fees of audits for our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back up information with respect to the performance of such services.

All services provided by Grant Thornton during the fiscal year ended December 31, 2020 and 2019 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

In May 2017, our Board adopted a formal policy that our executive officers, directors, holders of more than 5.0% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of the Audit Committee, or other independent members of our Board if it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

We have been a party to the following transactions since January 1, 2019, in which the amount involved exceeds $120,000 and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

November 2016 Private Placement

On November 28, 2016, we completed a private placement with certain purchasers, with respect to the sale of an aggregate of 45,000 shares of common stock of the Company at a purchase price of $30.00 per share for total consideration of $1,350,000 (the “2016 Private Placement”). In connection with the 2016 Private Placement, the Company also entered into loan agreements with the investors pursuant to which the investors would loan the Company their pro rata share of up to $1,350,000 in the aggregate upon our request anytime on or after January 31, 2017 and before November 1, 2020, pursuant to the terms of a convertible promissory note attached to the loan agreements.

In connection with the 2016 Private Placement, Blue Flame, an entity controlled by Denmar Dixon, one of the Company’s directors, paid $250,000 for 45,000 shares of the Company’s Class B common stock.

On March 31, 2017, we completed funding of the second tranche of the 2016 Private Placement, pursuant to which the investors each received their pro rata share of (1) 58,096 shares of common stock and (2) and promissory notes (the “Private Placement Notes”), in the amount of $667,000, and cancellation of loan agreements having an aggregate principal amount committed by the purchasers of $1,350,000. The Private Placement Notes were not convertible. As a result, Blue Flame and Mr. Dixon received 32,276 shares of Class B common stock and promissory notes in the aggregate principal amount of $370,556 (the “Blue Flame Notes”).

Halcyon Acquisition Note

On February 8, 2017, in connection with the acquisition of NextGen, the Company issued the a secured promissory note (the “Acquisition Note”) in favor of NextGen (which note was subsequently assigned to Halcyon Consulting, LLC (“Halcyon”), an entity affiliated with Kartik Kakarala, a former director of the Company in February 2018) in the amount of $1,333,334. Interest accrued and was paid semi-annually (i) at a rate of 6.5% annually from the closing date through the second anniversary of such date and (ii) at a rate of 8.5% annually from the second anniversary of the closing date through the third anniversary of the closing date. Upon the occurrence of any event of default, the outstanding balance under the Acquisition Note would become immediately due and payable upon election of the holder. The Company’s obligations under the Acquisition Note were secured by substantially all the assets of NextGen Pro, pursuant to an Unconditional Guaranty Agreement (the “Guaranty Agreement”), by and among NextGen and NextGen Pro, and a related Security Agreement between the parties, each dated as of February 8, 2017. Under the terms of the Guaranty Agreement, NextGen Pro agreed to guarantee the performance of all of the Company’s obligations under the Acquisition Note.

2020 Note Exchange

In connection with the closing of the a public offering at a public price of $11.40 per share (the “2020 Public Offering”) and the issuance of additional notes in a private placement in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act as a sale not involving any public offering (the “2020 Note Offering”), the Company repaid $500,000 plus accrued interest related to the Acquisition Note, and certain of the Company’s investors extended the maturity of currently outstanding promissory notes, including the Blue Flame Notes and the Acquisition Note, and exchanged such notes for new notes (the “New Investor Notes”), pursuant to that certain Note Exchange Agreement, dated January 14, 2020 (the “Investor Note Exchange Agreement”), by and between the Company and each investor thereto (the “Investors”), including Halcyon, such New Investor Note for an aggregate principal amount of $833,333, Blue Flame, such New Investor Note for an aggregate principal amount of $99,114 and Mr. Dixon, individually, such New Investor Note for an aggregate principal amount of $272,563. The New Investor Notes, having an aggregate principal amount of approximately $1.5 million, matured on January 31, 2021, and were convertible at any time at the Investor’s option at a price of $60.00 per share. In connection with the issuance of the New Investor Notes, the Company also entered into a Security Agreement, dated as of January 14, 2020 with the Investors, pursuant to which the Company granted to the Investors a security interest in certain collateral to secure, on a pro rata basis based on the percentage equal to the amount of principal outstanding on each New Investor Note divided by the amount of principal outstanding on all of the New Investor Notes to each Investor.

On January 31, 2021, the Company paid $837,672 and $384,292, representing the total outstanding principal plus accrued interest on the New Investor Notes held by (1) Halcyon and (2) Blue Flame and Mr. Dixon, respectively.

Nashville Leases

In connection with the acquisition of Wholesale Inc. in 2018, we entered into leases for two facilities in the greater Nashville area owned by Mr. Brewster, a former 5% or greater holder of our Class B common stock. One of the leases was terminated in 2019. The other location has a lease term expiring on October 30, 2021, for which we have two (2) renewal options, each of which provides for five (5) additional years with a ten percent (10.0%) increase in the base rent. The rent for the current location is approximately $25,000 per month.

2021 Public Offering

On August 31, 2021, we completed an underwritten public offering with certain purchasers, with respect to the sale of an aggregate of 5,053,029 shares of Class B common stock of the Company at a purchase price of $33.00 per share for net proceeds to the Company of approximately $155.9 million after deducting the underwriting discount and commission, but before transaction expenses. Denmar Dixon, a director of the Company, purchased an aggregate of 13,636 shares of Class B common stock in the Offering at the public price of $33.00 per share.

RideNow Leases

In connection with the RideNow Transaction, the Company entered into related party leases for 24 properties consisting of dealerships and offices. Each related party lease is with a wholly-owned subsidiary of the Company as the tenant and an entity controlled by William Coulter and/or Mark Tkach as the landlord. The initial aggregate base rent payment for all 24 leases is approximately $1.2 million per month, and each lease commenced a new 20-year term on September 1, 2021, with each lease containing annual 2% increases on base rent.

RideNow Reinsurance Products

Each of the operating entities owned by the Company that own retail powersport stores which sell motorcycles and various off-road vehicles also sell extended service contracts, prepaid maintenance, “GAP insurance,” theft protection and tire and wheel products on their vehicles. These products sold to customers of these stores are offered by RPM One (“RPM”), which is an after-market third-party provider of these products commonly used in the industry. Affiliate reinsurance companies controlled by and owned primarily by William Coulter and/or Mark Tkach participate in the underwriting profits of these RPM products. The sales representatives employed by these operating companies are incentivized to offer the products sold by RPM. The total amount generated by these affiliate companies attributable to the ownership interests of Mr. Coulter and Mr. Tkach was approximately $7.5 million in 2019 and approximately $8.4 million in 2020. The Audit Committee is in the process of reviewing the terms and rates of these entities.

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2020, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2020 may be obtained without charge by writing to Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038. Exhibits will be furnished upon request. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS RUMBLEON, INC. ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 18, 2021 AT 8:00 AM CENTRAL TIME The undersigned appoints Marshall Chesrown and Beverley Rath as proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of RumbleOn, Inc., held of record by the undersigned at the close of business on October 8, 2021 at the Annual Meeting of Stockholders of RumbleOn, Inc. to be held on Thursday, November 18, 2021 at 8:00 a.m., Central Time, at 901 W. Walnut Hill Lane, Irving, Texas 75038, Conference Room A or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING ALL THE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RUMBLEON, INC. (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE.) CONTROL NUMBER: VOTING INSTRUCTIONS Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you in one of the following ways. MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope. INTERNET: Please log on to the internet and visit www.westcoaststocktransfer.com/proxy-rmbl, by 11:59 p.m. Eastern Time on November 17, 2021 and follow the instructions provided. IN PERSON: If you are a registered holder, please attend our Annual Meeting, bring valid photo identification, and delivery your completed proxy card or ballot in person. If you hold your shares in “street name”, please attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

ANNUAL MEETING OF THE STOCKHOLDERS OF RUMBLEON, INC. ANNUAL MEETING OF THE STOCKHOLDERS OF RUMBLEON, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTER COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: CONTROL NUMBER: PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: Proposal 1 DIRECTOR ELECTION PROPOSAL FOR ALL AGAINST ALL FOR ALL EXCEPT Proposal 1 Election of the following nine directors, with the directors elected to Class I serving for a term until the 2022 Annual Meeting of Stockholders, the directors elected to Class II serving for a term until the 2023 Annual Meeting of Stockholders, and the directors elected to Class III serving for a term until the 2024 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. • • SAM DANTZLER – CLASS I • DENMAR DIXON – CLASS 1 • PETER LEVY - CLASS I • ADAM ALEXANDER – CLASS II • MICHAEL MARCHLIK – CLASS II • MARK TKACH – CLASS II • MARSHALL CHESROWN – CLASS III • WILLIAM COULTER - CLASS III • KEVIN WESTFALL – CLASS III • Proposal 2 SAY ON PAY PROPOSAL FOR AGAINST ABSTAIN Proposal 2 Advisory approval of RumbleOn, Inc.’s executive compensation. • • • MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: • Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 18, 2021 The proxy statement and our 2020 Annual Report to Stockholders are available at www.rumbleon.com MARK HERE FOR ADDRESS CHANGE • New Address (if applicable): IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Dated: ________________________, 2021 (Print Name of Stockholder and/or Joint Tenant) (Signature of Stockholder) (Second Signature if held jointly)